Exhibit 99.1

For More Information, Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. PRE-ANNOUNCES STRONGER THAN EXPECTED RESULTS

•	Full Year Non-GAAP Diluted EPS Above $2.80 Versus Prior Guidance of $2.74 +/- $0.05

•	Full Year GAAP Diluted EPS Above $2.11 Versus Prior Guidance of $2.05 +/- $0.09

•	Sales Above $1 Billion For Full Year

•	Record Non-GAAP Operating Margins for Fourth Quarter

PALO ALTO, Calif. - Varian, Inc. (NasdaqGS: VARI) today pre-announced unaudited results for the 53-week fiscal year that ended October 3, 2008. Sales should exceed $1 billion, with strong orders and excellent execution during the fourth quarter. Non-GAAP (adjusted) diluted earnings per share should exceed $2.80, compared to the prior guidance of $2.74 plus or minus $0.05. Share-based compensation expense, which is excluded from these amounts, should be $0.23. On a GAAP basis, diluted earnings per share should exceed $2.11, compared to prior guidance of $2.05 plus or minus $0.09. Adjusted operating margins improved in the fourth fiscal quarter and should represent a record high for any quarter.

“We are pleased with our execution in the fourth quarter and have substantially overcome the issues we had in the third quarter,” said Garry W. Rogerson, President and Chief Executive Officer. “We saw strong orders and sales as the quarter progressed. With strong total company orders in the quarter and a large backlog in high-field magnet-based systems, we are in a good position going into fiscal year 2009.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliation of GAAP to Adjusted Results, Projected.

Webcast Conference Call

The company plans to report its fourth quarter and full fiscal year 2008 results and provide initial guidance for fiscal year 2009 after 1:00 p.m. Pacific Time (PT) on Wednesday, October 29, 2008. A conference call to review the results and guidance is scheduled to follow at 2:00 p.m. PT that same day.

A live webcast of the conference call will be publicly available (in listen-only mode) and may be heard via the Internet by going to http://www.varianinc.com and clicking on the “Live Webcast” link at the top of the right side of the page. In addition to the live webcast, replays will be available to the public on Varian, Inc.’s website for at least 90 days.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (which we refer to as “adjusted”) financial measures for diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, impairment of private company equity investments, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), and impairment of private company equity investments provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, and impairment of private company equity investments as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, and impairment of private company equity investments, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether actual financial results for the company’s fourth quarter and full fiscal year 2008 differ materially from the preliminary results reported above; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 4,000 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2007 sales of $921 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site: http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

(UNAUDITED)

Fiscal Year Ended October 3, 2008

Projected Results
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$2.11
Adjustments:
Projected share-based compensation expense	$0.23
Projected acquisition-related in-process research and development charge	$0.06
Projected acquisition-related intangible amortization	$0.19
Projected acquisition-related inventory write-up amortization	$0.03
Projected impairment of private company equity investment	$0.06
Projected restructuring and other related costs	$0.12
Projected as adjusted	$2.80